Exhibit 99.1

Spherix Files Preliminary Proxy Statement Advancing the Planned Acquisition of Assets of CBM BioPharma, Inc.

New York, NY, June 19, 2019 /PRNewswire/ Spherix Incorporated (Nasdaq: SPEX) today announced that it has filed a Preliminary Proxy Statement with the Securities and Exchange Commission and announced a Special Meeting of Stockholders related to approving various items related to the proposed and previously announced acquisition of substantially all of the assets of CBM BioPharma, Inc. (“CBM”).

The acquisition of the CBM assets constitutes another step in Spherix’s continued transformation into an innovative pharmaceutical company with pioneering drugs and treatments focused on the development and commercialization of oncology therapeutics. CBM is a privately held pharmaceutical company with exclusive drug development rights from world renowned partners like Wake Forest University and University of Texas. CBM has a team of leading drug development scientists who will be joining the Spherix Advisory Board. The CBM platform focuses on the treatment of numerous cancers, including Acute Myeloid Leukemia (AML), Acute Lymphoblastic Leukemia (ALL) and pancreatic cancer.

Spherix recently acquired a 20% ownership interest in CBM. That 20% ownership stake puts Spherix in a position to benefit from any dividend distribution made by CBM from any potential sale of Spherix stock that CBM receives from the transaction.

Mr. Anthony Hayes, CEO of Spherix stated, “We are moving methodically and expeditiously to complete this transformative merger, wherein we will become a diversified biopharmaceutical company with a compelling portfolio of potential compounds to develop and commercialize. The deal is structured in a way as to minimize the cash outlay and create a structure that we hope will allow Spherix to be paid back a portion of its CBM investment. As a 20% owner of CBM, Spherix will be in a position to receive 20% of all dividends that CBM may make if CBM sells any portion of its Spherix stock. These dividends can be used to further advance the newly purchased CBM technology, without any additional dilution to shareholders.”

About Spherix Incorporated

Spherix Incorporated is a technology development company committed to the fostering of innovative ideas. Spherix Incorporated was formed in 1967 as a scientific research company.

Our activities generally include the acquisition and development of technology through internal or external research and development. In addition, we seek to acquire existing rights to intellectual property through the acquisition of already issued patents and pending patent applications, both in the United States and abroad. We may alone, or in conjunction with others, develop products and processes associated with technology development. Recently, the Company has consummated strategic investments with Hoth Therapeutics, Inc. and DatChat, Inc. and recently agreed to acquire substantially all of the assets of CBM BioPharma, Inc.

About CBM BioPharma, Inc.

CBM BioPharma, Inc. (www.cbmbiopharmainc.com) is a privately held pharmaceutical company with exclusive drug development rights from world renowned partners like Wake Forest University and University of Texas. The Company has a team of leading drug development scientists who help advance their technology. The CBM platform focuses on the treatment of numerous cancers, including Acute Myeloid Leukemia (AML), Acute Lymphoblastic Leukemia (ALL) and pancreatic cancer.

Forward-Looking Statements

Certain statements made herein are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may”, “should”, “would”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “seem”, “seek”, “continue”, “future”, “will”, “expect”, “outlook” or other similar words, phrases or expressions. These forward-looking statements include statements regarding Spherix’s and CBM’s industry, future events, the proposed transaction between the parties to the Asset Purchase Agreement, the estimated or anticipated future results and benefits of the Company following the transaction, including the likelihood and ability of the parties to successfully consummate the proposed transaction, future opportunities for the combined company, and other statements that are not historical facts. These statements are based on the current expectations of Spherix’s management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties regarding the businesses of Spherix and the transaction, and actual results may differ materially. These risks and uncertainties include, but are not limited to, changes in the business environment in which Spherix or CBM operates, including inflation and interest rates, and general financial, economic, regulatory and political conditions affecting the industry in which Spherix or CBM operates; changes in taxes, governmental laws, and regulations; competitive product and pricing activity; difficulties of managing growth profitably; the inability of the parties to successfully or timely consummate the proposed transaction, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the transaction or that the approval of the stockholders of Spherix are not obtained; failure to realize the anticipated benefits of the transaction, including as a result of a delay in consummating the transaction or a delay or difficulty in integrating the assets of CBM; uncertainty as to the long-term value of Spherix’s common stock; those discussed in the Spherix’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other documents of Spherix on file with the SEC, in the preliminary proxy statement and, when available, the definitive proxy statement filed with the SEC by Spherix. There may be additional risks that Spherix presently does not know or that Spherix currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements provide Spherix’s expectations, plans or forecasts of future events and views as of the date of this communication. Spherix anticipates that subsequent events and developments will cause Spherix’s assessments to change. However, while Spherix may elect to update these forward-looking statements at some point in the future, Spherix specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Spherix’s assessments as of any date subsequent to the date of this communication.

Additional Information

In connection with the proposed transaction between Spherix Incorporated (“Spherix” or the “Company”) and CBM BioPharma, Inc., a Delaware corporation (“CBM”) (the “Proposed Transaction”), has filed a preliminary proxy statement of Spherix with the Securities and Exchange Commission (the “SEC”). When available, Spherix will mail a definitive proxy statement and other relevant documents to its stockholders.  Investors and security holders of Spherix are advised to read, when available, the preliminary proxy statement, and amendments thereto, and the definitive proxy statement in connection with Spherix’s solicitation of proxies for its special meeting of stockholders to be held to approve the Proposed Transaction because the proxy statement will contain important information about the Proposed Transaction and the parties to the Proposed Transaction. The definitive proxy statement will be mailed to stockholders of Spherix as of a record date to be established for voting on the Proposed Transaction. Shareholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: Spherix Incorporated, One Rockefeller Plaza, 11th Floor, New York, NY 10020.

Participants in the Solicitation

Spherix and CBM and their respective directors, executive officers, other members of management, and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Spherix’s stockholders in connection with the Proposed Transaction.  Investors and security holders may obtain more detailed information regarding the names and interests in the Proposed Transaction of Spherix’s directors and officers in Spherix’s filings with the SEC, including Spherix’s Annual Report on Form 10-K for the year-ended December 31, 2018, which was filed with the SEC on March 14, 2019, Spherix’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, which was filed with the SEC on May 15, 2019, and in the preliminary proxy statement for the Proposed Transaction filed with the SEC on June 18, 2019.

Disclaimer

This release shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Contact:

Investor Relations:	Hayden IR

Brett Maas, Managing Partner

Phone: (646) 536-7331

Email: brett@haydenir.com

www.haydenir.com

Spherix:	Phone: 212-745-1373

Email: investorrelations@spherix.com

www.spherix.com

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